Exhibit 99.1

Dova Pharmaceuticals to be Acquired by Swedish Orphan Biovitrum AB (Sobi)

•                  Consideration of up to $29.00 per share includes $27.50 per share in upfront cash and an additional $1.50 per share upon regulatory approval of DOPTELET® for chemotherapy-induced thrombocytopenia (CIT) as a Contingent Value Right (CVR) for a total potential consideration of up to $915 million on a fully diluted basis

•                  Acquisition of Dova expected to enhance Sobi’s position as a leader in hematology and orphan diseases and maximize the availability of DOPTELET to patients globally

•                  Transaction expected to be completed in Q4 2019

DURHAM, N.C., September 30, 2019 — Dova Pharmaceuticals, Inc. (NASDAQ:DOVA) announced today it has entered into an agreement and plan of merger with Swedish Orphan Biovitrum AB (Sobi) (OM:SOBI). Under the terms of the agreement, an indirect subsidiary of Sobi will commence a tender offer for all outstanding shares of Dova, whereby Dova stockholders will be offered an upfront payment for $27.50 per share in cash, along with one non-tradeable Contingent Value Right (CVR) that entitles them to an additional $1.50 per share in cash upon regulatory approval of DOPTELET for the treatment of chemotherapy-induced thrombocytopenia (CIT), representing a total potential consideration of $29.00 per share, or a total potential consideration of up to $915 million on a fully diluted basis.

The upfront consideration of $27.50 per share represents a premium of 36% to Dova’s closing price on September 27, 2019 and a premium of 59% to the 30-day volume weighted average price. The transaction was unanimously approved by the Boards of Directors of both companies and is expected to close in the fourth quarter of 2019.

The proposed transaction is anticipated to enhance Sobi’s position as a leader in hematology and orphan diseases and expand its presence in the United States. Additionally, Sobi intends to leverage its strong international presence to maximize the availability and commercial potential of DOPTELET globally.

“We are extremely pleased to announce this merger with Sobi, which we believe will continue the expansion of DOPTELET in the U.S., and provide the necessary resources to maximize DOPTELET’s availability to patients in both the US and internationally,” said David Zaccardelli, PharmD, President and Chief Executive Officer of Dova.  “On behalf of the Board of Directors, I’d like to thank our employees and shareholders for their continued support and dedication to our mission of providing novel and effective therapeutic options for patients with thrombocytopenia; we believe Sobi is ideally positioned to continue that mission.”

Guido Oelkers, PhD, President and Chief Executive Officer of Sobi, commented, “The cadence of upcoming launches and approvals across indications and regions that Doptelet provides, enables us to further accelerate growth in our haematology franchise.  There is a large unmet medical need within thrombocytopenia and for us this is a great opportunity to be able to give patients access to new and improved treatments. Furthermore, we are excited to welcome the 125 professionals from Dova who will greatly strengthen Sobi’s haematology infrastructure and broaden our value chain in the US.”

Transaction Details

Under the terms of the agreement, an indirect subsidiary of Sobi will commence a tender offer for all outstanding shares of Dova, whereby Dova stockholders will be offered an upfront payment for $27.50 in cash, along with one non-tradeable CVR of $1.50 per share. The non-tradeable CVR will be paid upon the regulatory approval of DOPTELET for the treatment of CIT. There can be no assurance such approval will occur or that any contingent payment will be made.

Sobi will acquire any shares of Dova not tendered into the tender offer through a merger for the same per share consideration as will be payable in the tender offer. The merger will be effected as soon as practicable after the closing of the tender offer. Following completion of the merger, the common stock of Dova will no longer be listed for trading on the NASDAQ Global Select Market.

Dova will file a recommendation to shareholders recommending they tender their shares to Sobi, subject to the terms of the definitive merger agreement. Certain of the Company’s major stockholders, including Paul B. Manning, representing a majority of the outstanding shares have entered into a Tender and Support Agreement committing them to tender their shares into the tender offer. The transaction is subject to customary closing conditions, including the tender of more than 50% of all shares of Dova outstanding at the expiration of the offer and termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Advisors

Jefferies LLC is acting as lead financial advisor to Dova Pharmaceuticals. Evercore is also serving as a financial advisor and Cooley LLP is serving as legal advisor to Dova Pharmaceuticals.

About Dova Pharmaceuticals, Inc.

Dova is a pharmaceutical company focused on acquiring, developing, and commercializing drug candidates for diseases where there is a high unmet need, with an initial focus on addressing thrombocytopenia. Dova’s proprietary pipeline includes one commercial product, DOPTELET®, for the treatment of thrombocytopenia in adult patients with chronic liver disease scheduled to undergo a procedure and the treatment of thrombocytopenia in adults with chronic immune thrombocytopenia who have had an insufficient response to a previous treatment. For more information, visit www.Dova.com.

About Sobi™

At Sobi, we are transforming the lives of people affected by rare diseases. As a specialised international biopharmaceutical company, we provide sustainable access to innovative therapies in the areas of haematology, immunology and specialty care. We bring something rare to rare diseases — a belief in the strength of focus, the power of agility and the potential of the people we are dedicated to serving. The hard work and dedication of our approximately 1,300 employees around the globe has been instrumental in our success across Europe, North America, the Middle East, Russia and North Africa, leading to total revenues of SEK 9.1 billion in 2018. Sobi’s share (STO:SOBI) is listed on Nasdaq Stockholm. You can find more information about Sobi at www.sobi.com.

Cautionary Notes Regarding Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including statements relating to the sale of Dova Pharmaceuticals and any statements relating to Dova Pharmaceuticals’ business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.”  In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future.  Such forward-looking statements include those relating to the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger dated as of September 30, 2019 by and among Dova Pharmaceuticals, Inc., Dragonfly Acquisition Corp., and Swedish Orphan Biovitrum AB (publ) (the “Merger Agreement”) including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of Dova Pharmaceuticals’ stockholders will tender their shares of common stock in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; the effects of disruption from the transactions of Dova Pharmaceuticals’ business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and other uncertainties pertaining to the business of Dova Pharmaceuticals, including those detailed in Dova Pharmaceuticals’ public filings with the Securities and Exchange Commission from time to time, including Dova Pharmaceuticals’ most recent Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Reports on Form 10-Q.  The reader is cautioned not to unduly rely on these forward-looking statements.  Dova Pharmaceuticals expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Additional Information about the Transaction and Where to Find It

The tender offer has not yet commenced. This filing and the attached exhibits are neither an offer to buy nor a solicitation of an offer to sell any securities of Dova Pharmaceuticals.  The solicitation and the offer to buy shares of Dova Pharmaceuticals’ common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Dragonfly Acquisition Corp., a wholly-owned subsidiary of Swedish Orphan Biovitrum AB (publ), intends to file with the Securities and Exchange Commission (the “SEC”).  In addition, Dova Pharmaceuticals will file with the SEC a Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain the tender statement on Schedule TO, the offer to purchase, the Recommendation Statement of Dova Pharmaceuticals on Schedule 14D-9 and related materials with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov or from the information agent and dealer manager named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Dova Pharmaceuticals under the “Investors” section of Dova Pharmaceuticals’ website at www.Dova.com. Investors are advised to read these documents when they become available, including the Recommendation Statement of Dova Pharmaceuticals and any amendments thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares into the tender offer because they contain important information, including the terms and conditions of the tender offer.

Contacts

Mark W. Hahn

Chief Financial Officer

(919) 338-7936

mhahn@dova.com

Westwicke
John Woolford
(443) 213-0506
john.woolford@westwicke.com